UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2010

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

WellCare Health Plans, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 10, 2010 (the “Annual Meeting”) at the Company’s corporate headquarters in Tampa, Florida.  37,078,197 shares of the Company’s common stock, or 87.46% of the shares of the Company’s common stock issued and outstanding on the record date, were present in person or represented by proxy at the Annual Meeting.  Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting:

Proposal One: Election of directors

As described in the Company’s proxy statement, the Company’s Board of Directors nominated ten individuals to serve as directors for a one-year term to expire at the Company’s 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  All such nominees were elected by plurality vote, as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Charles G. Berg	24,245,696	7,469,750	5,362,751
Carol J. Burt	31,482,005	233,441	5,362,751
Alec Cunningham	31,497,499	217,947	5,362,751
David J. Gallitano	12,185,579	19,529,867	5,362,751
D. Robert Graham	26,605,550	5,109,896	5,362,751
Kevin F. Hickey	28,272,263	3,443,183	5,362,751
Christian P. Michalik	27,020,283	4,695,163	5,362,751
Glenn D. Steele Jr., M.D.	31,498,720	216,726	5,362,751
William L. Trubeck	31,497,780	217,666	5,362,751
Paul E. Weaver	25,770,820	5,944,626	5,362,751

Proposal Two:  Ratification of appointment of independent registered public accounting firm

The Company’s stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 by the following vote:

Votes For	Votes Against	Abstentions
36,851,276	210,504	16,417

Proposal Three:  Stockholder proposal regarding a political contributions and expenditures report

The stockholder proposal regarding a political contributions and expenditures report was defeated by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,928,953	19,555,877	6,230,616	5,362,751

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel and Secretary